                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

            Subsidiary                               State of Incorporation
     --------------------------                      ----------------------
     Universal Fabricators, LLC                             Louisiana
     PIM, LLC                                               Louisiana